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                                                                  EXHIBIT 10.8

                        TAX BENEFIT RESTITUTION AGREEMENT

         This Tax Benefit Restitution Agreement ("AGREEMENT"), dated as of December , 1997, is made and entered into by and between Principal Mutual Life Insurance Company, an Iowa mutual life insurance company ("MUTUAL"), and Coventry Health Care, Inc., a Delaware corporation ("NEWCO").

         WHEREAS, Mutual and Newco are parties to a Capital Contribution and Merger Agreement (effective as of November 3, 1997, and amending and restating the Capital Contribution and Share Exchange Agreement dated November 3, 1997) (the "MERGER
AGREEMENT") of even date herewith;

         WHEREAS, Section 7.1(h) of the Merger Agreement provides that Mutual and Newco will enter into this Agreement as a condition precedent to the effectiveness of the Merger Agreement;

         WHEREAS, Mutual has filed its consolidated Federal income tax returns on the basis that it is taxable under Part II of Subchapter L of the Code;

         WHEREAS, Mutual is currently under audit by the Internal Revenue Service, and the tax treatment of Mutual under Part II of Subchapter L of the Code (the "CHARACTERIZATION ISSUE") is being questioned by the Internal Revenue Service;

         WHEREAS, Mutual intends to vigorously pursue the Characterization Issue; and

         WHEREAS, the parties hereto wish to provide for payments relating to certain Tax Benefits, as set forth below,

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

         1. Definitions. Except as otherwise provided below, the capitalized terms used in this Agreement shall have the meanings ascribed in the Merger Agreement.

                  "Final Determination" shall mean (i) a decision, judgment, decree or other order by the United States Tax Court or any other court of competent jurisdiction, that has become final and unappealable, (ii) a closing agreement under ss. 7121 of the Code or a comparable provision of any state, local or foreign tax law that is binding against the Internal Revenue Service or other Taxing Authority, (iii) any other final settlement with the Internal Revenue Service or other Taxing Authority, or (iv) the expiration of an applicable statute of limitations.

                  "Interest Rate" shall mean the rate in effect under ss. 6621(a)(1) of the Code as of the date on which an interest computation is made under the terms of this Agreement.

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                  "Mutual Group" shall mean the Mutual affiliated group, as
defined inss. 1504 of the Code.

                  "Newco Group" shall mean the Newco affiliated group, as defined inss. 1504 of the Code.

                  "Principal Subsidiary Loss Carryover" shall mean the share of the Mutual Group's consolidated net operating loss carryforward, as defined in Treas. Reg. ss. 1.1502-21T, that is apportioned to an HMO Subsidiary as a result of the execution of the Merger Agreement.

                  "Post-Closing Taxable Year" shall mean a Taxable Year that begins after the Effective Time and the portion of 1998 that begins on the Effective Time and ends on December 31, 1998.

                  "Tax" shall mean Federal income tax imposed under the Code and any similar state income tax, whether denominated as a tax, a charge, or some other designation, including all interest, within the meaning of ss. 6621(a)(1) of the Code, payable to or received by Newco as a result of the use of any Principal Subsidiary Loss Carryover in any Tax Return of the Newco Group.

                  "Tax Benefit" shall mean have the meaning ascribed to it
Section 2(b), below.

                  "Tax Benefit Amount" shall have the meaning ascribed to it
Section 2(d), below.

                  "Tax Return" shall mean a consolidated Federal income tax return filed pursuant to the Code.

                  "Taxable Year" shall mean the period for which a Tax Return is filed.

         2.       Obligation of Newco to Restore Tax Benefit to Principal.

                  a. For each Post-Closing Taxable Year until the Taxable Year that includes the Final Determination of the Characterization Issue, Newco Group shall file a protective claim for refund, claiming a deduction in each of its Tax Returns, based on the allowance of the full amount of any Principal Subsidiary Loss Carryover which could become available as a result of such Final Determination, taking into account the limitation imposed by ss. 382 of the Code. The filing of such a protective claim for refund shall be conditioned on the receipt by the Newco Group from Mutual in a timely fashion of information regarding the amount of any such Principal Subsidiary Loss Carryover and the Taxable Year in which it arose, as well as any other information reasonably required to file the protective claim. If the Newco Group (or any member thereof) realizes a Tax Benefit in any Post-Closing Taxable Year from the utilization of a Principal Subsidiary Loss Carryover which became available as a result of the Final

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Determination of the Characterization Issue, then Newco shall pay (or cause to be paid) to Mutual an amount equal to the Tax Benefit so realized.

                  b. Newco shall make any payment required under this Section 2 to Mutual within thirty (30) days after the due date (including extensions) of the Tax Return that reflects such utilization, provided that if such utilization arises in connection with an audit or other examination of the Newco Group or any member thereof, no such payment shall be due earlier than thirty (30) days after the date on which such audit or other examination is finalized, and provided further that if such utilization arises in connection with a claim for refund or amended return filed by the Newco Group or any member thereof, no such payment shall be due earlier than thirty (30) days after:

                           (1) the date on which the refund (or any portion
thereof) is received, to the extent that the Tax Benefit is received as a refund of Taxes, or

                           (2) to the extent that the Tax Benefit is not
received as a refund of Taxes but is rather claimed as an item that reduces liability for Taxes, the due date (including extensions) of the Tax Return that reflects such liability for Taxes.

                  c. A Tax Benefit shall be deemed to have been realized on (i) the date on which the Tax Benefit Amount (or any portion thereof), as provided in Section 2(c) below, is received as a refund of Taxes or (ii) to the extent that a Tax Benefit Amount is not received as a refund of Taxes but is rather claimed as an item that reduces liability for Taxes, the due date (including extensions) of the Tax Return that reflects such liability for Taxes.

                  d. The Tax Benefit Amount of the Newco Group (or any member thereof) in any Post-Closing Taxable Year shall be equal to the excess of (i) the Tax liability of the Newco Group (or member, if applicable) for such Taxable Year, computed without regard to any such Principal Subsidiary Loss Carryover which became available as a result of the Final Determination of the Characterization Issue, over (ii) the actual Tax liability of the Newco Group (or member, if applicable) for such Taxable Year. The computation of both the Tax liability in (i), above, and the Tax liability in (ii), above, shall take into account the alternative minimum tax under ss. 55 of the Code (and any credits with respect thereto) and the limitation imposed by ss. 382 of the Code. By the computation described in this Section 2(d), the parties intend that if for any Taxable Year the total Principal Subsidiary Loss Carryovers exceed the limitation imposed by ss. 382 of the Code, the determination of the Tax Benefit Amount for such Taxable Year shall disregard any Principal Subsidiary Loss Carryover attributable to such Final Determination of the Characterization Issue to the extent that the total Principal Subsidiary Loss Carryovers exceed the limitation imposed by ss. 382 of the Code.

         3. Payments Relating to Tax Benefit. All payments made pursuant to
Section 2 hereof shall be made in immediately available funds. Except as otherwise provided herein, any payment not made when due hereunder shall bear interest at the Interest Rate from the due date until the date of actual payment.

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         4. Notice of Principal Subsidiary Loss Carryovers. Within sixty (60)
days after the date of a Final Determination on the Characterization Issue, Mutual shall notify Newco in writing of the amount of any Principal Subsidiary Loss Carryovers, if any, that become available to any Principal Subsidiary as a result of such Final Determination. For each Taxable Year thereafter, the Chief Financial Officer of the Newco Group shall notify the Chief Financial Officer of Mutual, within thirty (30) days after the Newco Group's Tax Return is filed for each such year, of the amount, if any, of the Tax Benefit realized for such Taxable Year.

         5. Record Retention. Mutual and Newco shall each retain or cause to be retained all Tax Returns and all books, records, schedules, workpapers, and other documents relating to the origination and utilization of any Principal Subsidiary Loss Carryovers until the expiration of the later of (i) all applicable statutes of limitations (taking into account any waivers or

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extensions thereof), and (ii) any retention period required by law or pursuant to any record retention agreement with the Internal Revenue Service. Mutual and Newco shall notify each other in writing of any intended destruction, at least thirty (30) days prior thereto, of any of the documents referred to in this
Section 5. A party giving such a notice under this Section 5 shall nonetheless refrain from disposing of any of the materials referred to herein without first having offered to transfer possession thereof to the notified party.

         6. Subsequent Transferees and Successors. Neither Newco nor any member of the Newco Group shall transfer all or substantially all of its assets by way of merger, consolidation, sale or otherwise unless the transferee expressly assumes all of the obligations of the transferor under this Agreement or unless prior to any such transfer, the transferor makes such other provisions for the satisfaction of its obligations under this Agreement as shall be agreed to by the other parties to this Agreement in their reasonable discretion. Provided that the preceding sentence is complied with, any transferee of all or substantially all of the assets of Newco or such member of the Newco Group shall succeed to its transferor's rights under this Agreement.

         7. Miscellaneous.

                  a. Effectiveness. This Agreement shall be effective from and after the date hereof, provided, however, that this Agreement shall terminate immediately upon a termination of the Merger Agreement in accordance with its terms and thereafter this Agreement shall be of no further force and effect.

                  b. Entire Agreement. This Agreement and the Merger Agreement contain the entire agreement among the parties hereto with respect to the subject matter hereof.

                  c. Binding Effect: No Third Party Beneficiary. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, legal representatives and permitted assigns. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person other than Mutual and Newco any rights or remedies or by reason of this Agreement or any transaction contemplated hereby.

                  d, Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable, the enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

                  e. Indulgences, etc. Neither the failure nor any delay on the part of any party hereto to exercise any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other further exercise of the same or any other right, nor shall any waiver of any right with respect to any occurrence be construed as a waiver of such right with respect to any other occurrence.

                  f. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE

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OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF, EXCEPT
WITH RESPECT TO MATTERS OF LAW CONCERNING THE INTERNAL CORPORATE AFFAIRS OF ANY CORPORATE ENTITY WHICH IS A PARTY TO OR SUBJECT OF THIS AGREEMENT, AND AS TO THOSE MATTERS THE LAW OF THE JURISDICTION UNDER WHICH THE RESPECTIVE ENTITY DERIVES ITS POWERS SHALL GOVERN.

         g. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be made in the manner provided in Section 9.3 of the Merger Agreement to a party at the address listed below (or such other address as such party shall deliver to the other party by like notice):

         To Mutual:                Principal Mutual Life Insurance Company
                                   Karen E. Shaff, Esq.
                                   Principal Mutual Life Insurance Company
                                   711 High Street
                                   Des Moines, Iowa 50392
                                   Facsimile: (515) 248-3011

         With a copy to:           LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                   Michael A. Bell, Esq.
                                   l875 Connecticut Avenue, N.W.
                                   Washington, D.C. 20009-5728
                                   Facsimile: (202) 986-8102

         To Newco:                 Coventry Health Care, Inc.
                                   Dale B. Wolf
                                   6705 Rockledge Drive
                                   Bethesda, Maryland 20817
                                   Facsimile: (301) 493-0743

         With a copy to:
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                                   Facsimile:
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         h. Waivers and Amendments; Non-Contractual Remedies; Preservation of
Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument executed and delivered by duly authorized officers of Newco and Mutual, or, in the case of waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any

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further exercise thereof or the exercise of any such right, power or privilege.
The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any covenant contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

                  i. Survival of Obligations. The agreements, covenants, indemnifications and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by the Merger Agreement, and shall expire only when claims arising therefrom are barred by all applicable statutes of limitation (as may be extended from time to time).

                  j. Variations in Number and Gender. All terms used in this Agreement, and any variations of such terms, refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                  k. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all of such counterparts shall together constitute one and the same instrument.

                  l. Headings. The section and paragraph captions herein are for convenience or reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

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         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

                                    PRINCIPAL MUTUAL LIFE INSURANCE COMPANY



                                    By:
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                                    COVENTRY HEALTH CARE, INC.



                                    By:
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